Exhibit 4.2

KLA-TENCOR CORPORATION

Officer’s Certificate

Reference is made to the Indenture dated as of November 6, 2014 (the “Indenture”) between KLA-Tencor Corporation (the “Company,”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Pursuant to Section 102, 201 and Section 301 of the Indenture the undersigned officer does hereby certify, in connection with the issuance of $250,000,000 aggregate principal amount of 2.375% Senior Notes due 2017 (the “2017 Notes”), $250,000,000 aggregate principal amount of 3.375% Senior Notes due 2019 (the “2019 Notes”), $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2021 (the “2021 Notes”), $1,250,000,000 aggregate principal amount of 4.650% Senior Notes due 2024 (the “2024 Notes”) and $250,000,000 aggregate principal amount of 5.650% Senior Notes due 2034 (the “2034 Notes” and, collectively with the 2017 Notes, the 2019 Notes, the 2021 Notes and the 2024 Notes, the “Notes”):

1. The undersigned has read such covenants or conditions and the definitions relating thereto provided for in the Indenture relating to the issuance and delivery of the Notes pursuant to Section 301 thereof.

2. The statements of the undersigned contained herein are based upon a review of the Indenture and upon an examination of the relevant records of the Company.

3. The undersigned has, in the opinion of such individual, made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition relating thereto has been complied with.

4. In the opinion of the undersigned, such conditions or covenants contained in the Indenture relating to the issuance and delivery of the Notes have been complied with.

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture.

The undersigned does hereby certify, in connection with the issuance of the Notes, that the terms of the Notes are as follows:

Company:	KLA-Tencor Corporation

Trustee, Registrar, Transfer Agent, Authenticating Agent, and Paying Agent:	Wells Fargo Bank, National Association

Title:	2.375% Senior Notes due 2017	3.375% Senior Notes due 2019	4.125% Senior Notes due 2021	4.650% Senior Notes due 2024	5.650% Senior Notes due 2034

Aggregate Principal Amount at Maturity:	$250,000,000	$250,000,000	$500,000,000	$1,250,000,000	$250,000,000

Maturity:	November 1, 2017	November 1, 2019	November 1, 2021	November 1, 2024	November 1, 2034

Interest:	2.375% per annum	3.375% per annum	4.125% per annum	4.650% per annum	5.650% per annum

Date from which Interest will Accrue:	November 6, 2014

Principal and Interest Payment Place:	Wells Fargo Bank, National Association 608 2nd Avenue South Minneapolis, Minnesota 55402 Attention: Bondholder Communications

Interest Payment Dates:	May 1 and November 1, commencing on May 1, 2015. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption:	The Company may at its option redeem each series of Notes, in whole or in part, at any time prior to their maturity on at least 30 but not more than 60 days’ prior notice to each Holder of the Notes to be redeemed. Notice to the Holders and the Trustee shall be given as set forth in the Indenture.

The redemption price will be equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed or

(2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Notes) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the Notes) plus:

• 25 basis points in the case of the 2017 Notes,

• 30 basis points in the case of the 2019 Notes,

• 35 basis points in the case of the 2021 Notes,

• 37.5 basis points in the case of the 2024 Notes and

• 40 basis points in the case of the 2034 Notes,

plus, in the case of each of clauses (1) and (2), accrued and unpaid interest to, but not including, the redemption date;

provided that, if the Company redeems:

• any 2019 Notes on or after October 1, 2019,

• any 2021 Notes on or after September 1, 2021,

• any 2024 Notes on or after August 1, 2024, or

• any 2034 Notes on or after July 1, 2034,

then the redemption price for those Notes will equal 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the relevant redemption date.

Conversion:	None

Sinking Fund:	None

Denominations:	$2,000 and multiples of $1,000 thereafter

Change of Control:	Upon the occurrence of a Change of Control Triggering Event (as defined in the Notes under “Offer to Repurchase Upon Change of Control”), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

Interest Rate Adjustment:	The interest rate payable on each series of Notes will be subject to adjustment upon the occurrence of certain ratings-based events as set forth in the Notes under “Interest Rate Adjustment.”

Miscellaneous:	The terms of the Notes shall include such other terms as are set forth in the form of Notes attached hereto as Exhibit A and in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed this certificate.

Dated: November 6, 2014

KLA-TENCOR CORPORATION

By:	/s/ Bren D. Higgins
	Name:	Bren D. Higgins
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Officer’s Certificate pursuant to the Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

KLA-TENCOR CORPORATION

[Global Securities Legend]

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 203(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 306 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Form of Face of Security]

KLA-TENCOR CORPORATION

[—]% SENIOR NOTE DUE [—]

CUSIP No.

ISIN No.

No.                      $

KLA-TENCOR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      dollars on                     ,              which aggregate principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby, and to pay interest thereon from November 6, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 2015, at the rate of     % per annum, until the principal hereof is paid or made available for payment, provided, however that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand). Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of the Securities not less than 10 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota, in accordance with the terms of the Indenture referred to or the reverse hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said state.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KLA-TENCOR CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 6, 2014 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $            .

1.	Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum described above (the “Original Interest Rate”), subject to adjustments as provided in Section 8 hereof.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

2.	Paying Agent.

Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as paying agent. The Company may change any paying agent without notice to the Holders.

3.	Indenture; Defined Terms.

This Security is one of the         % Senior Notes due 20     issued under an indenture dated as of November 6, 2014 (the “Base Indenture”) by and between the Company and the Trustee, and established pursuant to an Officer’s Certificate dated November 6, 2014, issued pursuant to Section 201 and Section 301 thereof (together, the “Indenture”).

For purposes of this Security, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

5.	Amendment; Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

6.	Redemption.

The Company may at its option redeem the Securities, in whole or in part, at any time prior to their maturity on at least 30 but not more than 60 days’ prior notice to each Holder of the Securities to be redeemed. Notice to the Holders and the Trustee shall be given as set forth in the Indenture.

The redemption price will be equal to the greater of:

(1) 100% of the principal amount of the Securities to be redeemed or

(2) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus              basis points, plus, in the case of each of clauses (1) and (2), accrued and unpaid interest to, but not including, the redemption date; provided that, if the Company redeems the Securities on or after                                         , then the redemption price for the Securities will equal 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers, appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its affiliates, their respective successors and three other nationally recognized investment banking firms that are primary U.S. government securities dealers as selected by the Company. If any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and ask prices for the Comparable Treasury Issue

(expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the Securities to be redeemed, the remaining scheduled payments of principal of and interest on the Securities that would be due after the related redemption date but for the redemption. If that redemption date is not an Interest Payment Date with respect to the Securities subject to redemption, the amount of the next succeeding scheduled interest payment on the Securities will be reduced by the amount of interest accrued on the Securities to the redemption date.

On and after the redemption date, interest will cease to accrue on the Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of, and accrued interest on, the Securities to be redeemed on that date.

7.	Offer to Repurchase Upon Change of Control

Upon the occurrence of a Change of Control Triggering Event (as defined below) with respect to the Securities, unless the Company shall have exercised its right pursuant to Section 6 hereof to redeem the Securities, the Company will be required to make an offer to repurchase all or, at the Holder’s option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof), of each Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest, if any, on the Securities repurchased, to, but not including, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event with respect to the Securities, the Company will be required to give notice to Holders of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), pursuant to the procedures required by the Securities and described in such notice. The Company must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•	accept for payment the Securities or portions of the Securities properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of the Securities or portions of the Securities properly tendered; and

•	deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of the Securities or portions of the Securities being purchased by the Company.

The Paying Agent will be required to promptly give, to each Holder who properly tendered Securities, the purchase price for the Securities, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer. In the event that such third party terminates or otherwise fails to complete its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with this Section 7, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 7 by virtue of any such conflict. For purposes of this Section 7, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries, taken as a whole, to one or more persons, other than to the Company or one of its subsidiaries; (2) the first day on which a majority of the members of the Board of Directors is not composed of

Continuing Directors (as defined below); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock; (4) the Company consolidates with, or merge with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.

“Change of Control Triggering Event” means the Securities cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the Securities at the commencement of any Trigger Period, the Securities will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on the Issue Date; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such directors of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch to the extent Fitch makes its rating available; and (b) if any of the Rating Agencies ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by a resolution of the Board of Directors) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

8.	Interest Rate Adjustment

The interest rate payable on the Securities will be subject to adjustment from time to time if Moody’s or S&P (or, if applicable, any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by a resolution of the Board of Directors) as a replacement for Moody’s or S&P, as the case may be, (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the Securities, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency”, and together they are “Interest Rate Rating Agencies”.

If the rating of the Securities from Moody’s (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in the immediately following table, the interest rate on the Securities will increase from the Original Interest Rate applicable to the Securities by an amount equal to the percentage set forth opposite that rating:

Moody’s Rating Percentage*
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the rating of the Securities from S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in the immediately following table, the interest rate on the Securities will increase from the Original Interest Rate applicable to the Securities by an amount equal to the percentage set forth opposite that rating:

S&P Rating Percentage*
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independent of any and all other adjustments.

No adjustment in the interest rate on the Securities shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on the Securities. If at any time less than two Interest Rate Rating Agencies provide a rating on the Securities for reasons beyond the Company’s control, the Company will use commercially reasonable efforts to obtain a rating on the Securities from a Substitute Rating Agency for purposes of determining any increase or decrease in the per annum interest rate on the Securities pursuant to the tables above, (1) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the Securities but which has since ceased to provide such rating, (2) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (3) the per annum interest rate on the Securities will increase or decrease, as the case may be, such that the interest rate equals the Original Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (2) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency). For so long as (a) only one Interest Rate Rating Agency provides a rating on the Securities, any increase or decrease in the interest rate on the Securities necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above and (b) no Interest Rate Rating Agency provides a rating on the Securities, the interest rate on that the Securities will increase to, or remain at, as the case may be, 2.00% above the Original Interest Rate applicable to the Securities. If Moody’s or S&P ceases to rate the Securities or make a rating of the Securities publicly available for reasons within the Company’s control, the

Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the per annum interest rate on the Securities shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the Securities, as the case may be.

If at any time the interest rate on the Securities has been adjusted upward and any of the Interest Rate Rating Agencies subsequently increases its rating of the Securities, the interest rate on the Securities will be decreased such that the interest rate on the Securities equals the Original Interest Rate plus the applicable percentages set forth opposite the ratings in effect immediately following the increase in the tables above; provided that if Moody’s or any Substitute Rating Agency subsequently increases its rating on the Securities to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Securities to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the per annum interest rate on the Securities will be decreased to the Original Interest Rate.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change occurs requiring an adjustment in the interest rate.

If any Interest Rate Rating Agency changes its rating of the Securities more than once during any particular interest period, the last such change by such agency to occur will control in the event of a conflict for purposes of any interest rate increase or decrease with respect to the Securities described above.

The interest rates on the Securities will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency) if the Securities become rated “Baa1” (or its equivalent) or higher by Moody’s (or any Substitute Rating Agency) and “BBB+” (or its equivalent) or higher by S&P (or any Substitute Rating Agency), or one of those ratings if rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook.

If the interest rate payable on the Securities is increased as described above, the term “interest,” as used with respect to the Securities, will be deemed to include any such additional interest unless the context otherwise requires.

9.	Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

10.	Defaults and Remedies.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities may declare all the Securities to be due and payable immediately. Upon any such declaration, the entire aggregate principal amount of, premium, if any, and accrued and unpaid interest on the Securities shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all Outstanding Securities will become due and payable without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment of principal or interest on any Security) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

11.	Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

12.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

13.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

14.	Waiver of Liabilities

No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or any of its Subsidiaries, as applicable, shall have any liability for any obligations of the Company or any of its Subsidiaries under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities.

15.	Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                               as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:	*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL

SECURITY

The initial outstanding principal amount of this Global Security is $            .

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security, or exchanges or purchases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: KLA-Tencor Corporation

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from KLA-Tencor Corporation (the “Company”) as to the occurrence of a Change of Control Triggering Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay,                                          an amount in cash equal to 101% of the aggregate principal amount of the Securities, or the portion thereof (which is $2,000 principal amount or a multiple of $1,000 in excess thereof) below designated, to be repurchased plus interest accrued to, but excluding, the repurchase date, except as provided in the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory